UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 8, 2008

Date of Report (Date of earliest event reported)
QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)
858-587-1121

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) On December 8, 2008, QUALCOMM Incorporated (the “Company”) appointed Mr. Thomas W. Horton to its Board of Directors. Mr. Horton was appointed for a term of office that expires at the next Annual Meeting of Stockholders. Other than as set forth herein, there was not and is not any arrangement or understanding between Mr. Horton and any other person pursuant to which Mr. Horton was selected to be a director. Mr. Horton will receive compensation for his services as a non-employee director under the compensation program previously described in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on March 11, 2008.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) On December 8, 2008, the Company’s Board of Directors approved amendments to Section 5 of the Company’s Amended and Restated Bylaws (the “Section 5 Amendments”), which became effective immediately. The Section 5 Amendments are primarily intended to enhance the advance notice provisions for stockholder proposals to ensure such provisions are clear and unambiguous in light of recent Delaware case law developments and to require disclosure by a stockholder proponent of all ownership interests in the Company in light of increased use by investors of derivative instruments that are not reflected in an investor’s beneficial ownership of the Company’s securities. The Section 5 Amendments:
1.	Clarify and distinguish the advance notice procedures for stockholders seeking to nominate individuals for election as directors at an annual meeting of stockholders, which are set forth in Section 5(c), and stockholders seeking to propose other business at the annual meeting, which are set forth in Section 5(b);

2.	Change the advance notice deadlines for nominations and other stockholder proposals intended to be brought before an annual meeting of stockholders such that notice must be received at the Company’s principal executive offices:
•	not earlier than the 120th day and not later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting; or

•	if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days, not earlier than the 120th day prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the date of such meeting or, if the first public announcement of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;
3.	Clarify that a postponement or adjournment of an annual meeting of stockholders will not start a new time period for the giving of notice by a stockholder regarding proposals for director nominations or other business for an annual meeting of stockholders;

4.	Expand the information required in the proponent stockholder’s notice to the Company such that, in addition to the existing requirements, the stockholder must provide (a) the name and address of any beneficial owner on whose behalf the director nomination and/or other proposal is made, (b) a representation that the stockholder is a holder of record and entitled to vote at the annual meeting of stockholders on the date of such notice and intends to appear in person or by proxy at the meeting to make the director nomination and/or other proposal specified in the notice, (c) a description of any material interests in the proposed business of the stockholder and any beneficial owner on whose behalf a proposal is made and (d) additional information regarding the ownership interests of the stockholder and any beneficial owner on whose behalf the director nomination and/or other proposal is made, including any hedging, derivative, short or other economic interests and any rights to vote any of the Company’s shares, as of the date of the notice and as of the record date for the meeting;

5.	Expand the information required in the proponent stockholder’s notice to the Company about the relationship between the proponent stockholder, any beneficial owner on whose behalf the director nomination is made and their respective affiliates, on the one hand, and any proposed director nominee and his or her affiliates, on the other hand, to include a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships;

6.	Clarify that nothing in the advance notice bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and

7.	Contain additional minor changes and clarifications.
     The foregoing description of the changes effected by the Section 5 Amendments is qualified in its entirety by reference to the provisions of Section 5 as revised, as set forth in the Amended and Restated Bylaws filed as Exhibit 3.1 to this current report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
3.1	Amended and Restated Bylaws of QUALCOMM Incorporated, as amended as of December 8, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
Date: December 12, 2008	By:	/s/ William E. Keitel
William E. Keitel
Executive Vice President and Chief Financial Officer